UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
 ______
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2014

AFFYMETRIX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-28218	77-0319159
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3420 Central Expressway
Santa Clara, California 95051
(Address of principal executive offices) (Zip Code)
(408) 731-5000

Registrant’s telephone number, including area code
(Former name or former address, if changed since last report.)
______

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders (the “Meeting”) of Affymetrix, Inc. (“Affymetrix”) was held on June 3, 2014. 62,789,416 shares of Affymetrix common stock were present at the Meeting, representing 86.32% of a total of 72,738,164 shares of common stock outstanding and eligible to vote at such time.

1.	With respect to the election of the seven nominees as directors of Affymetrix:

	For	Against	Abstain
Stephen P.A. Fodor, Ph.D.	49,169,313	833,476	49,688
Frank Witney	49,420,957	582,457	49,063
Nelson C. Chan	49,842,328	160,531	49,618
Gary S. Guthart, Ph.D.	49,841,243	161,137	49,917
Jami Dover Nachtsheim	49,840,181	162,889	49,407
Robert H. Trice, Ph.D.	49,621,473	381,287	49,717
Robert P. Wayman	49,623,569	380,021	48,887

Consequently, all nominees were elected to the Board of Directors by the stockholders of Affymetrix.

2.	With respect to the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of Affymetrix for the fiscal year ending December 31, 2014:

For	Against	Abstain
62,249,565	294,344	245,507

3.	With respect to the advisory vote to approve executive compensation:

For	Against	Abstain
49,522,258	448,406	81,813

Item 8.01    Other Events

Board of Directors Leadership

On June 3, 2014, the independent directors of Affymetrix elected Jami Dover Nachtsheim as the Company’s lead director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFYMETRIX, INC.

By:	/s/ Siang H. Chin.
	Name:	Siang H. Chin.
	Title:	Senior Vice President, General Counsel
and Secretary
Dated: June 5, 2014